Exhibit 10.37

TEKTRONIX PURCHASE AGREEMENT


Customer:                                    Agreement No.
TD6104
     Edward D. Jones & Co., L.P.
     201 Progress Parkway                    Effective Date:
     Maryland Heights, MO 63043

     Attn.: Richard Unnerstall

Effective as of the date indicated above, Tektronix, Inc.
("Tektronix") and Edward D. Jones & Co., L.P. ("Jones" or
"Customer") agree as follows:

1. SCOPE OF AGREEMENT. This Agreement shall apply to all Products (as defined in Section 4 below, DEFINITIONS) hereafter sold or licensed by Tektronix to Customer. Customer represents that no Products purchased by it under this Agreement will be purchased by Customer for resale by Customer unless the Products are Hardware which are encompassed by a purchase order already submitted by Customer to Tektronix which thereafter is assigned by Customer to a Lessor (as defined in Section 27 below, LEASING). Notwithstanding the foregoing, (a) Customer shall be permitted to dispose of Products in such manner as Customer sees fit after Customer no longer desires to use the Products; however, any Software (as defined in Section 4 below, DEFINITIONS) so disposed of by Customer may only be transferred by Customer upon prior written permission of Tektronix and only under license by Tektronix to the transferee, which Tektronix agrees to enter into with the transferee for no fee or other consideration, which license shall contain provisions substantially equivalent to the license provisions under which Customer has acquired the Software, and (b) Lessors shall be permitted, without permission from Tektronix, to dispose of Hardware (as defined in Section 4 below, DEFINITIONS) and all Software imbedded therein, to Customer or others, after the lease between Customer and the Lessor in respect of the Hardware terminates.

2.   SUPPLEMENTS.  This Agreement contemplates execution by
Tektronix and Customer of one or more Supplements setting forth certain particulars with respect to the Products available for purchase or license such as, without limitation, discounts and warranties. Upon such execution, each such Supplement shall become a part of this Agreement.
Accordingly, reference to this Agreement hereafter shall include reference to the applicable Supplement, if any, to which Tektronix and Customer are parties. In the event of any conflict between the terms and conditions of this Agreement, absent any Supplement, and the terms and conditions of any Supplement, the terms and conditions of this Agreement, absent such Supplement, shall control.

3. PARTICIPATION BY AFFILIATES. Any affiliate of Jones listed in Attachment 1 hereto may, as applicable, purchase or obtain a license for Products under this Agreement provided such affiliate agrees to be bound by the terms and conditions of this Agreement as if named herein in place of Jones. Submission by an Affiliate (as defined below) of a purchase order referring to this Agreement by number shall constitute such agreement by that Affiliate and also that Affiliate's representation of the same matters, as to that Affiliate, as to which Jones is giving a representation in this Agreement. Accordingly, this Agreement contemplates that Affiliates also may execute Supplements in respect of Products which may be ordered by the Affiliates, respectively. All representations and warranties of Tektronix in this Agreement shall be deemed given and made by Tektronix to Jones and also to all Affiliates.

     Jones represents that each entity listed in Attachment 1 hereto is now an affiliate of Jones (each an "Affiliate"). Jones shall have the right to amend Attachment 1 hereto from time-to-time by written notice thereof to Tektronix, in which event Jones shall be deemed at the time to represent that each new entity listed in such notice is then an Affiliate of Customer. For the foregoing purposes, Affiliates means (a) The Jones Financial Companies, a limited partnership ("Jones Companies"), (b) all entities, other than Jones, which directly are controlled by Jones Companies (as is Jones) and/or its general partners, and (c) all entities which indirectly are controlled by Jones Companies and/or its general partners including, without limitation, all entities which directly or indirectly are controlled by Jones. Also for the foregoing purposes, (d) control of the general partner(s) of a limited partnership constitutes control of the partnership, and (e) once an entity becomes an Affiliate, it thereafter shall continue to constitute an Affiliate for the purposes of this Agreement, even if such Affiliate ceases to satisfy the foregoing definitional criteria of an Affiliate, except that after such date when such Affiliate ceases to satisfy the foregoing definitional criteria, such Affiliate may no longer purchase additional Hardware or license additional Software. All Affiliates shall be deemed to be third party beneficiaries of this Agreement.

     This Agreement also shall apply to all Products hereafter sold or licensed by Tektronix to any Affiliate, as a result of which the ordering Affiliate shall constitute the Customer under this Agreement in respect of such Products including, without limitation, regarding the shipment and delivery of, and invoicing for, such Products to the ordering Affiliate. However, in all events and under all circumstances, (e) each Affiliate shall be entitled to the same prices (including discounts) to which Customer is entitled under this Agreement, (f) each grant to Customer of a software license under this Agreement also shall be deemed to be a grant of such license to Customer and also to all Affiliates, and (g) each grant to an Affiliate of a Software license under this Agreement also shall be deemed to be a grant of such license to Customer and also to all other Affiliates.

Subject only to the provisions of the next succeeding paragraph of this Section 4, in all events and under all circumstances, (h) Jones shall only be responsible and liable for and in respect of Products purchased or licensed by Jones under this Agreement, and each Affiliate shall only be responsible and liable for and in respect of Products purchased or licensed by that Affiliate under this Agreement, and (i) a breach of this Agreement by Jones or an Affiliate, or any other act or omission by Jones or an Affiliate, shall only constitute the breach, act or omission by the entity which commits the particular breach, act or omission. Accordingly, no act or omission of Jones or any Affiliate shall be attributable to any of the others of them for any purpose.

Jones hereby guarantees to Tektronix the prompt payment, when due, of, as applicable, the purchase price or license fee for which each Affiliate is liable to Tektronix on account of all Products hereafter, as applicable, sold or licensed by Tektronix to the particular Affiliate; provided, however, (j) Jones shall have the right to terminate such guarantee in respect of a particular Affiliate (either one or more) by giving written notice thereof to Tektronix, but such termination shall be prospective only from and after the date on which such notice is given and shall not be effective in respect of, as applicable, the purchase price or license fee for which the Affiliate is liable on the date such notice of termination is given, and (k) anything contained in this Agreement to the contrary notwithstanding, Tektronix thereafter shall not be required to sell or license any Products to the Affiliate as to which such notice of termination relates. Notwithstanding the foregoing, (l) Tektronix may not enforce the foregoing guarantee against Jones in respect of a payment obligation of an Affiliate as to which the foregoing guaranty applies until after that obligation remains unsatisfied by the Affiliate for a period of at least 30 days, and (m) Tektronix shall be deemed irrevocably to have waived its rights against Jones regarding the unsatisfied obligation unless Tektronix makes written demand upon Jones regarding the unsatisfied obligation within 120 days after the day on which the Affiliate became liable to pay the unsatisfied obligation. To be effective, such a demand shall identify the defaulting Affiliate and the amount of the unsatisfied obligation and be accompanies by a copy of the invoice of




Tektronix to the Affiliate which first references the unsatisfied obligation.

4. DEFINITIONS. "Products" refers to hardware, software, documentation and services or other products sold or licensed under this Agreement including, without limitation, Hardware (as hereinafter defined), Software (as hereinafter defined) and Distributed Software (as hereinafter defined). "Hardware" refers to computer hardware offered for sale by Tektronix including, without limitation, Products identified on Supplement A hereto, including, without limitation, X-Terminals, options, accessories, parts and field-installed options (f-kits). "Software" refers to software products delivered by any means by Tektronix with Hardware (including, without limitation, all firmware) or otherwise developed and delivered by any means, or merely delivered by any means, by Tektronix including, without limitation, (a) packaged application software and software supplied Tektronix in connection with its performance of services and
(b) the XpressWare Software (as defined in Section 1 of Supplement B) delivered in accordance with Supplement B hereto. Further, the term "Software" applies to all parts of Software including, without limitation, object and source codes, Product authorization keys and new versions, new releases, updates and modifications of Software if and to the extent Tektronix provides the same to Customer.
However, Software does not include Distributed Software. "Distributed Software" refers to third party software products which are transferred by Tektronix to Customer but licensed directly to Customer by a third party and conspicuously identified as Distributed Software. There is no Distributed Software being licensed to Customer under Supplement A hereto, Supplement B hereto, or Supplement C hereto. Nothing in these definitions shall obligate Tektronix to deliver Hardware other than in accordance with Supplement A hereto, or Software other than in accordance with Supplement B or Supplement C hereto.

     United States refers to the United States of America, together with all possession and territories thereof.
Canada refers to the country of Canada as of the date of this Agreement plus such additional territory as hereafter may constitute a part of the country of Canada, but not excluding such portion of the country of Canada, as now constituted, which hereafter may no longer constitute a part of Canada

     The Products available for, as applicable, purchase or license under this Agreement are as listed or referenced in the respective Supplement(s). Tektronix may, in accordance with the terms of a particular Supplement, from time-to-time revise the available Products listed on such Supplement(s) in order to reflect, as applicable, the addition of new Products (including Alternate Products pursuant to Supplement B hereto) and the deletion of discontinued




Products. Tektronix represents that all Products sold and licensed under this Agreement, other than Products exchanged or otherwise provided under Tektronix' post-warranty repair programs, will be manufactured from new components unless the Products are conspicuously identified as modified or reconditioned Products in the applicable Supplement.

5. ORDERING PERIOD. The period for ordering Products and the discount(s) for Products under each Supplement shall begin on the Commencement Date specified in the respective Supplement and shall end as specified in the respective Supplement. Such period and discount(s), and the warranties set forth in the Supplement, shall be for the benefit of, as applicable, Customer or the Affiliate which executes the respective Supplement and also for the benefit of all of the others of them and their respective Lessors which may desire to purchase Hardware encompassed by the Supplement.

6. DISCOUNT. Terms and conditions concerning discounts are contained in the respective Supplements. The discount(s) in effect during each ordering period and the Products to which the discount(s) apply shall be as specified in the respective Supplement(s). The discount(s) granted by this Agreement are noncumulative and are not combinable with any other discount which may be offered by Tektronix at that time.

7. PLACEMENT OF ORDERS. To order Products under this Agreement, Customer and Affiliates shall issue their respective written purchase orders which reference the respective Supplement by number. A single purchase order may be issued to order Products from more than one Supplement, provided such Products are grouped in such purchase order according to their respective Supplement. Such purchase orders also shall specify the model number, options and quantities of each Product ordered, the requested shipping dates, shipping destinations and, if applicable, invoice point. All such purchase orders shall be submitted to the Tektronix sales office identified in the respective Supplement, or if no such office is identified in the respective Supplement, to Tektronix at the address where it is to receive notices under Section 23 hereof, NOTICES.

     The terms and conditions of this Agreement shall govern all purchase orders to the exclusion of any additional or different (a) terms on any purchase order, and (b) any acknowledgment of any such purchase order provided by Tektronix.

8. PRICES. The price charged for each Product purchased or licensed under this Agreement will be the price, documented in a Supplement hereto at the time the Product is ordered by Customer. In the event of a reduction in any price as documented by a revised Supplement, the price charged for the Product shall be the lower of the original price and the reduced price, determined when the Product is shipped. This pricing is applicable for all shipments made to locations within the United States irrespective of whether the Products are used within or outside the United
States. However, Products shipped within the United States for use outside the United States must be returned by Customer to a Tektronix designated repair center in the United States in the event warranty work is needed. These prices are not valid for shipments to destinations outside the United States.

9. SCHEDULING OF SHIPMENTS. Customer may request on its purchase order a specific shipping schedule, but Customer may not request that Products be shipped later than the end of the applicable ordering period for those Products.
Tektronix shall process all purchase orders promptly following its receipt of them.

     Tektronix will schedule shipments for each purchase order based on Customer's request and Tektronix' shipping capability at the time Customer's order is processed. Tektronix will use its best efforts to meet all shipping dates requested by Customer. Promptly following receipt of Customer's purchase order, Tektronix will issue to Customer a formal acknowledgment which will set forth the shipping dates determined by Tektronix in accordance with the foregoing. Tektronix also will issue to Customer a revised formal acknowledgment in respect of rescheduled shipments pursuant to Section 10 below, RESCHEDULING AND CANCELLATION.

     The terms and conditions of this Agreement shall govern all such acknowledgments to the exclusion of any additional or different terms on any such acknowledgment.

10. RESCHEDULING AND CANCELLATION. Customer may request that shipment of Products encompassed by purchase orders be rescheduled or canceled, in whole or in part, only by written request submitted to the Tektronix sales office specified in Section 7 above, PLACEMENT OF ORDERS.
Tektronix may reject a request to reschedule a shipment if the new schedule does not conform to the requirements of
Section 9 above, SCHEDULING OF SHIPMENTS. Any request to reschedule or cancel any shipment which is received less than 30 days before the earlier of (a) the shipping date requested by Customer in its purchase order, or (b) the scheduled shipping date set forth in the applicable formal acknowledgment, may be rejected as untimely or, at the option of Tektronix, may be accepted subject to payment of a rescheduling or cancellation charge in the amount of 5% of the undiscounted price of each affected Product. Tektronix shall be deemed to accept each such request unless it notifies Customer to the contrary by written notice given no later than 10 days after the day on which Tektronix receives the request. Notwithstanding the foregoing, (c) no rescheduling or cancellation charge shall be imposed if




Customer does not accept the shipping date for Products set forth in, as applicable, the original or revised formal acknowledgment to Customer provided Customer gives Tektronix written notice thereof at its sales office specified in
Section 7 above, PLACEMENT OF ORDERS, within 10 days after the day on which Customer receives the formal acknowledgment, and (d) Tektronix may not reject a request to cancel a shipment of Products, and Customer shall have the right to reject Products which have been shipped, if Tektronix does not ship the Products to Customer within 10 days after the shipping date set forth in, as applicable, the original or revised formal acknowledgment to Customer.

11. SHIPPING AND DELIVERY. Tektronix will use its best efforts to ship all Products by the required shipping date, except that Tektronix will not ship before Customer's requested shipping dates if Customer's purchase order so instructs. Tektronix shall not, in any event, be liable for any delay or failure to deliver resulting from circumstances which are beyond Tektronix' reasonable control or which would cause Tektronix to incur unreasonable expense in order to avoid such delay or to effect timely delivery.

     Delivery shall be FOB Tektronix' shipping dock. In the absence of specific written instructions from Customer, Tektronix will select the carrier, but Tektronix shall not thereby assume any additional liability in connection with the shipment. Tektronix will ship only to destinations within the United States. Tektronix prices do not include freight or insurance. If Products are shipped freight prepaid at Customer's request, Tektronix will bill Customer for the freight charge actually incurred by Tektronix for such shipment and, if a shipment is insured by Tektronix at Customer's request and for Customer's benefit, Tektronix will bill Customer for the insurance charge actually incurred by Tektronix for such shipment. These charges shall be paid by Customer and will be shown as a separate item, identified as Transportation Services, on invoices.

12. EXPORT RESTRICTIONS. Customer shall neither export nor re-export, directly or indirectly, any Product purchased or licensed under this Agreement to any country to which such export or re-export is restricted by United States law or regulation without the prior authorization, if required, of the Office of Export Administration, Department of Commerce, Washington, D.C.

13.  TITLE, RISK OF LOSS, AND SECURITY INTEREST.  Subject to
Section 11 above, SHIPPING AND DELIVERY, title and risk of loss for Products purchased and licensed under this Agreement shall pass to Customer upon tender of the Products by Tektronix to the carrier. Tektronix reserves a security interest in each Product shipped until the entire amount due therefor has been paid.




14. TAXES. Tektronix prices are exclusive of all state and local sales, use, excise, privilege and similar taxes. Such taxes imposed on Tektronix on account of a legal duty of collection from Customer in connection with the sale, delivery or use of Products by Customer purchased pursuant to this Agreement shall be paid by Customer and will appear as a separate item on each invoice. If sales to Customer are exempt from such taxes, Customer shall furnish to Tektronix a certificate of exemption.

15. INVOICES AND PAYMENT. Unless otherwise provided in this Agreement in respect of particular Products, Tektronix shall submit an invoice to Customer for each shipment of Products ordered by Customer at the time of shipment of the Products. Tektronix shall submit an invoice to Customer for any rescheduling or cancellation charge whenever such charge properly is assessed and for any reduction in discount whenever such adjustment properly is made. All invoices to Customer for reduction in discount shall be submitted to the address shown in Section 23 below, NOTICES. All other invoices shall be submitted to the Customer's invoice point specified in the respective purchase order. Customer shall pay the amount invoiced within 30 days from the date the invoice is deposited in the United States mail, first class and postage fully prepaid, properly addressed to Customer at the invoice point designated by Customer in its purchase order. However, invoices to an Affiliate for reduction in discount shall be submitted to the Affiliate's address specified by it in the respective purchase order from the Affiliate or as the Affiliate otherwise notifies Tektronix in writing.

     Tektronix retains the right to change the credit terms at any time upon written notice thereof to Customer when, in Tektronix' reasonable opinion, Customer's financial condition or record of payment so warrants. Should Customer become delinquent in the payment of any sum due hereunder, Tektronix, at its option and upon written notice thereof to Customer, shall not be obligated to continue performance under this Agreement until the delinquency is cured.

16. WARRANTY. The Products purchased and/or licensed under this Agreement are warranted in accordance with this Agreement, absent any Supplement, and also in accordance with the applicable warranty statements in the respective Supplement(s), all of which shall control over any limitations and reductions in such warranties which may be provided by Tektronix in any other documentation.

     Tektronix will perform any repair or replacement activity enumerated in any warranty statement(s) attached to the Supplement(s) and will tender the repaired or replaced
Product to a common carrier for return to Customer within ten (10) business days after receipt of the defective




Product by Tektronix at one of its service centers in the United States.

17. SOFTWARE AND SOURCE CODE. Software is being licensed pursuant to this Agreement including, without limitation, the license terms forth in Supplement B hereto.
Accordingly, this Agreement (including the license terms set forth in Supplement B hereto) shall supersede the terms and conditions of any license and/or agreement which may be delivered with or otherwise accompany any Software. Source code to certain Software is being licensed pursuant to this Agreement including, without limitation, the license terms set forth in Supplements hereto. Notwithstanding anything in this Agreement to the contrary except the provisions of Supplements hereto regarding derivative works, title to Software and to source code shall remain in Tektronix or in any third party from whom Tektronix has obtained a licensing right.

18. INDEMNIFICATION. Tektronix, at its sole cost and expense, will hereafter at all times indemnify and defend Jones, all Affiliates, all Third Parties (as defined in
Section 4.2 of Supplement B hereto), all Lessors (but only to the extent that a Lessor has purchased from Tektronix and Leased to Jones or an Affiliate a Product subject to a claim of infringement) and, in each instance, all of their respective partners, officers, employees, contractors and agents (collectively, "Indemnified Parties"), and Tektronix will hold each and all of the Indemnified Parties harmless from and against, any and all loss or liability including, without limitation, any and all claims or demands, which the Indemnified Parties, or any one or more of them, may sustain or incur as a result of any claim or demand at any time made against the Indemnified Parties, or any one or more of them, which is based on an allegation that a Product sold and/or licensed by Tektronix to any Indemnified Party violates and/or infringes any intellectual property right of any third party including, without limitation, any patent, copyright, or trade secret. Without limiting the generality of the foregoing, Tektronix will pay any and all resulting damages, costs and attorneys' and other fees finally awarded against the Indemnified Parties, or any one or more of them, that are attributable to such a claim or demand and will pay the full part of any settlement that is attributable to such a claim or demand; provided, that (a) the Indemnified Party seeking indemnification, or another on its (or his or her) behalf, notifies Tektronix in writing with reasonable promptness after the Indemnified Party obtains actual knowledge of the claim or demand, (b) Tektronix is permitted to control the defense and, if applicable, the settlement of the claim or demand, and (c) the Indemnified Party cooperates reasonably in such defense or settlement, but at Tektronix' sole cost and expense. A failure of (or in respect of) any Indemnified Party seeking indemnification regarding any of the foregoing shall not negate Tektronix'




obligations hereunder to that Indemnified Party; rather, such obligations to that Indemnified Party shall be reduced to the extent, if any, that such a failure actually increases Tektronix' obligations hereunder in respect of that Indemnified Party.

     In no event shall any Indemnified Party be required to seek or otherwise obtain indemnification from Tektronix. All fees, costs and expenses of Tektronix including, without limitation, all attorneys', accountants' and expert witness fees, costs and expenses, which Tektronix sustains or incurs in satisfying its indemnification obligation to that Indemnified Party in respect of the claim or demand, and all of the same which Tektronix sustains or incurs in satisfying its obligations under this Section 18, shall be borne entirely by Tektronix, with no right of reimbursement or contribution by or on behalf of that Indemnified Party or any other Indemnified Party.

     All Indemnified Parties who and which are not parties to this Agreement shall be deemed third party beneficiaries of this Agreement for the purposes of such indemnification.

     NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY SUPPLEMENT HERETO) TO THE CONTRARY, THIS SECTION 18 SHALL APPLY TO ANY CLAIM THAT ANY PRODUCT PURCHASED OR LICENSED UNDER THIS AGREEMENT INFRINGES ANY INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND NO LIMITATION OF LIABILITY PROVISION SHALL BE APPLICABLE TO TEKTRONIX' OBLIGATIONS UNDER THIS SECTION 18.

     In its defense and/or settlement of any such claim, Tektronix may, at its sole cost and expense, but without limiting or diminishing its indemnification obligations set forth above, (d) procure for the affected Indemnified Parties the right to continue using the Product, (e) modify the Product so that it becomes non-infringing, or (f) replace the Product with an equivalent Product not subject to such a claim. If the use by Indemnified Party of any Product sold or licensed hereunder permanently is enjoined and none of the preceding alternatives is reasonably available to Tektronix, Tektronix also will provide the Indemnified Party which paid for the Product an opportunity to return the Product and receive a refund of the price paid for the Product less a reasonable allowance for use.

     Tektronix shall have no liability to an Indemnified Party for claims of infringement based solely upon (g) the use of any Product sold or licensed hereunder by the Indemnified Party in or in combination with any Product not sold or licensed by Tektronix, or (h) the use of any Product sold or licensed hereunder which is modified by the Indemnified Party, in each instance if, but only if, no claim of infringement would lie if (i) the Product sold or licensed hereunder is used only by the Indemnified Party in combination with any Product sold or licensed by Tektronix, or (j) the Product is not modified by the Indemnified Party.
     The foregoing states the entire obligation and liability of Tektronix with respect to infringement and claims and demands thereof.

19. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 18 ABOVE, INDEMNIFICATION, IN NO EVENT SHALL TEKTRONIX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF TEKTRONIX HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. LIKEWISE, IN NO EVENT SHALL CUSTOMER OR ANY AFFILIATE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF CUSTOMER AND/OR AN AFFILIATE HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

20.  WAIVER.  The failure of Tektronix, Customer or an
Affiliate to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or the right thereafter to enforce each and every provision. No waiver by any of term, either express or implied, or any breach of any them, condition or obligation of this Agreement shall be construed as a waiver of any subsequent breach of that term, condition or obligation, or of any other term, condition or obligation of this Agreement. All waivers must be in writing and executed by the party charged with the waiver.

21. ASSIGNMENT. Other than as permitted under Section 27 below, LEASING, regarding purchase orders, neither this Agreement nor any purchase order submitted under this Agreement may be assigned or transferred in whole or in part by either party hereto without the prior written consent of the other party hereto and/or thereto which is directly affected thereby. No attempt to assign or transfer in violation of this provision shall be valid or binding upon the other party affected thereby.

22. GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by the laws of the State of Oregon.

23. NOTICES. Except as otherwise provided in this Agreement, all notices required or authorized by this Agreement shall be in writing and shall reference this Agreement and, if applicable, the applicable Supplement(s) by number, and shall be deemed effective upon receipt.

     Notices to Customer shall be sent to:
Edward D. Jones & Co., L.P.
201 Progress Parkway
Maryland Heights, MO 63043
Attn.: Rich Malone

     Notices to Tektronix shall be sent to:




Tektronix, Inc.
P.O. Box 1000
27600 S.W. Parkway
Wilsonville, OR 97070
Attn.: Contract Administration, M/S 60-887

     Notices to an Affiliate shall be sent to the Affiliate at its address set forth on the Affiliate's most recent purchase order to Tektronix or as the Affiliate otherwise may advise Tektronix in writing.

     Notices to a Lessor shall be sent to the Lessor at its address set forth on the Lessor's most recent purchase order to Tektronix or as the Lessor otherwise may advise Tektronix in writing.

24. DOCUMENTS INCLUDED. The following documents are included as a part of this Agreement
(a) Attachment 1, Affiliates,
(b) Attachment 2, Assignment,
(c) Supplement A, Product And Pricing Supplement (including the following attachments thereto, namely:
(i) Attachment 1, Description of Xpress Xchange,
(ii) Attachment 2, Specialized Products, Features and
Specifications,  and
(iii) Attachment 3, Hardware Warranty),
(d) Supplement B, Software License & Distribution Supplement (including the following attachments thereto, namely:
(i) Attachment 1, Description of XpressWare Software,
(ii) Attachment 2, Confidential  Information Agreement, and
(iii) Attachment 3, Software Warranty), and
(e) Supplement C, Software Development Supplement (including Attachment 1 thereto, Confidential Information Agreement), together with any amendment and/or supplement (including any attachments thereto) hereafter added to this Agreement as provided in, as applicable, Section 2 above, SUPPLEMENTS,
Section 3 above, PARTICIPATION BY AFFILIATES and/or Section
4 above, DEFINITIONS.

25. PUBLICITY. Upon execution of this Agreement, the Tektronix and Customer agree to issue a joint press release announcing Customer's selection of Tektronix X-Terminals for its Client/Server project and the signing of a contract which implements that selection.

26.  MISCELLANEOUS.

26.1 Authority. Tektronix represents and warrants that it has the right to enter into this Agreement and to, as applicable, sell and license all Products without the consent of any third party. Customer represents and warrants that it has the right to enter into this Agreement.

26.2 No Infringement. Tektronix represents and warrants that any use, copying (with respect to Software and documentation) and/or act of modification of any Product which is permitted by this Agreement or at law shall not, in any way, constitute an infringement or other violation of any patent, copyright, trade secret, trade dress or other intellectual property right or other proprietary interest of any third party.

26.3 No Impairment. Subject to Section 3 of Supplement B, Tektronix represents and warrants that each Product including, without limitation, all software embedded or installed therein, does not (and will not at the time of delivery) contain any feature which would in any way impair the operation of the computer system of Jones and/or any Affiliate (including, without limitation any Product) including, without limitation, (i) software locks, drop dead devices, back doors, time bombs, or other software routines which may disable a computer program automatically with the passage of time or under the positive control of a person other than Customer, or (ii) any form of virus, a Trojan horse, worm or other software routines or hardware components which may (a) permit unauthorized access or (b) disable, erase, or otherwise harm software, hardware, or data. Tektronix further represents and warrants that it will not impair the operation of Customer's computer system or the computer system of any affiliate of Customer (including, without limitation, any Product) in any way for any reason whatsoever.

26.4 Qualified Personnel. Tektronix warrants that all services will be of a professional quality conforming to generally accepted industry standards and practices and shall be performed timely in a reasonable and workable manner by qualified professional personnel, consistent with the standards prevailing in the industry.

26.5 Continuous Representations and Warranties. Except as otherwise set forth in this Agreement, all representations and warranties made by Tektronix in this Agreement shall be deemed first made on the date of this Agreement (and as an inducement to Customer's execution and delivery of this Agreement) and they shall run continuously thereafter.

26.6 Defined Terms & Use of Terms. All defined terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, in each instance as the context and/or particular facts may require. Use of the terms "hereunder", "herein", "hereby", and similar terms refer to this Agreement.

26.7 Sales Free and Clear of Liens. All Products sold and licensed by Tektronix pursuant to this Agreement shall be free and clear of all liens, encumbrances and security interests for monies borrowed by Tektronix.




26.8 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto relating to the subject matter contained herein. All prior agreements and all prior negotiations relating to the same subject are superseded by this Agreement. Except for the list of available Products, which may be revised as provided in
Section 4 above, DEFINITIONS, Supplements as provided in
Section 2 above, SUPPLEMENTS, and amendments of Attachment 1 as provided in Section 3 above, PARTICIPATION BY AFFILIATES, this Agreement may not be modified except by a written document signed by an authorized representative of each of Tektronix and Customer. Except for Supplements signed by an Affiliate which are binding on that Affiliate, this Agreement may not be amended or modified by an Affiliate.

27.  LEASING.

27.1 Leasing of Hardware. Tektronix acknowledges that Jones and Affiliates hereafter may desire to lease Hardware from entities (each a "Lessor") with which Jones or the Affiliate from time-to-time has or intends to have an agreement to lease Hardware from the Lessor. Accordingly, this Agreement shall apply in respect of all Hardware (i) ordered by Lessors on behalf of Jones or an Affiliate pursuant to Assignments (as hereinafter defined), and (ii) ordered by Lessors on behalf of Jones or an Affiliates by Lessor's respective purchase orders to Tektronix. All obligations of Tektronix under this Agreement to sell Hardware to Jones and Affiliates also shall be for the benefit of Lessors.

27.2 Assignability of Orders. Tektronix consents to the assignment by Jones and Affiliates, respectively, as the assignor, to a Lessor, in whole or in part, of any one or more purchase orders theretofore submitted by them, respectively, to Tektronix, provided (i) the assignor executes an Assignment and Notice of Assignment (each an "Assignment", which shall be substantively in the form of Attachment 2 hereto), and (ii) the assignor or Lessor returns a copy of the executed Assignment to Tektronix.
Accordingly, as among Tektronix, Jones, Affiliates and
Lessors, Tektronix irrevocably agrees to be bound by each Assignment

27.3 Effect Of Assignment Of Orders. Upon an Assignment but subject to the terms thereof, the Lessor assignee shall be deemed prospectively substituted for the assignor as the party which submitted, to Tektronix, the purchase order(s) encompassed by the Assignment in respect of all Hardware encompassed by the Assignment, and such Lessor thereby shall become the sole purchaser of such Hardware and the party primarily responsible for paying Tektronix for such Hardware. Accordingly, title to and risk of loss of such Hardware shall pass from Tektronix to Lessor (and not from Tektronix to Jones or an Affiliate) even though, among other things, such Hardware may be delivered by or for Tektronix to the assignor. If applicable, the assignor shall remain the sole submitter to Tektronix of the purchase order(s) encompassed by the Assignment in respect of (i) all Hardware encompassed by such purchase order(s) which is not encompassed by the Assignment, and (ii) all Software encompassed by such purchase order(s), whether or not such Software is identified in the Assignment.

27.4 Invoices For Hardware Sold To Lessors. Invoices for Hardware sold by Tektronix to Lessors shall be submitted to the purchasing Lessor, with a copy thereof provided by Tektronix to, as applicable, Jones or the affected Affiliate at the same time.

27.5 Continuing Liability Of Customer.  Subject to Section
27.6 below, the assignor shall remain liable for all of its obligations under this Agreement in respect of all Hardware and, if applicable, the Software encompassed by the Assignment, and such assignor retains all of the benefits of this Agreement in respect thereof.

27.6 Customer Not Liable For Acts of Lessors. Upon an Assignment and subject to the terms thereof, the assignor shall not have any liability to Tektronix on account of any act or omission of the Lessor assignee, except that, in the event such Lessor does not fulfill its obligation to pay for the Hardware encompassed by the Assignment, such assignor agrees to act as the guarantor of such payment obligation for the full amount for which such Lessor is so liable therefor to Tektronix.

27.7 Benefits To Lessors. All representation, warranties, covenants, agreements, obligations and indemnities of Tektronix under this Agreement in respect of the Hardware to be purchased and in-fact purchased by a Lessor from Tektronix pursuant to an Assignment are made by Tektronix to and for the benefit of both the assignor and the Lessor assignee and (i) may be enforced by such assignor and/or such Lessor during the term of such assignor's lease of such Hardware from such Lessor and thereafter by such assignor alone if the assignor purchases such Hardware from such Lessor. Accordingly, all Lessors shall be deemed to be third party beneficiaries of this Agreement for all of such purposes.

27.8 Refunds for Infringement. The Lessor responsible for paying for infringing Hardware shall be entitled to the full amount of all refunds for which Tektronix is responsible in respect of such Hardware pursuant to Section 18 above.

27.9 Continuing Status Of Customer.  Notwithstanding an
Assignment, the assignor shall remain the Customer in respect of all Products encompassed by the Assignment for all purposes of this Agreement except to the extent set forth to the contrary above in this Section 27. Likewise, the Lessor assignee shall constitute the sole Customer in respect of all Hardware encompassed by the Assignment to the extent required to give full effect to the foregoing provisions of this Section 27.



CUSTOMER                                TEKTRONIX, INC.


By:                                     By:
  Authorized Representative             Authorized
Representative


Name: Rich Malone                       Name: Gerald Perkel
        Type or Print                           Type or Print


Title: Principal                        Title: President,
Network Displays Division



Date: 2-28-95                           Date: 2-28-95

TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 1
AFFILIATES


See The Jones Financial Companies organization chart, dated
1-18-95, date of receipt from Jones.

TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 2
ASSIGNMENT


TO:  Tektronix, Inc.
     P.O. Box 1000
     27600 S.W. Parkway
     Wilsonville, OR  97070

_________________ ("Customer") has entered into an agreement ("Agreement", which includes the applicable Supplement(s) thereto) dated ______________, 1995, with Tektronix, Inc. ("Tektronix") under which, among other things, Customer and Affiliates may purchase Hardware from Tektronix and licenses from Tektronix to use Software. The terms and provisions of the Agreement are incorporated herein for the purposes set forth below. All defined terms in the Agreement shall have the same meaning in this Assignment ("Assignment") as are ascribed to those terms in the Agreement.

As permitted by the Agreement, _____________, the sole Customer in this Assignment, has entered into or may enter into one or more agreements with _____________ ("Lessor") by the terms of which Customer leases (or is to lease) Hardware from the Lessor and, if applicable, the Lessor is to finance Customer's payment for the license of Software by Tektronix to Customer. The address of Lessor is
_________________________________________________________.

Also as permitted by the Agreement, Customer hereby assigns to Lessor, without recourse by Lessor on Customer, Customer's right to purchase the following-described
Hardware solely for the initial purpose of leasing such Hardware to Customer. Such Hardware is some or all of the Hardware encompassed by existing purchase order(s) of Customer to Tektronix, namely:

    Customer purchase order number ________________
    Customer purchase order date ___________________
    Hardware encompassed by such purchase order and this
Assignment:
          _______________________________________
          _______________________________________
          _______________________________________
    Software encompassed by such purchase order and this
Assignment:
          _______________________________________
          _______________________________________
          _______________________________________
    [Repeat the foregoing if assignment involves more than one purchase order]

Lessor, by accepting this Assignment, agrees to take and pay for such Hardware subject to the terms and conditions of the Agreement. Title to and risk of loss of such Hardware shall pass from Tektronix to Lessor (and not from Tektronix to Customer) even though such Hardware may be delivered by or for Tektronix to Customer. Whether or not this Assignment also encompasses Software, Customer shall be deemed the sole submitter to Tektronix of such purchase order(s) in respect of all Software encompassed by such purchase order(s) and, accordingly, the sole party obligated for, and to be benefited by, such Software and the license(s) of Tektronix of such Software (and not Lessor); however, payment by Lessor for the license(s) in respect of such Software shall be deemed made on behalf of Customer and thereby discharge Customer's payment obligation to Tektronix for such Software license(s).

All representations, warranties, covenants, agreements, obligations and indemnities of Tektronix under the Agreement in respect of the Hardware purchased by Lessor from




Tektronix pursuant to this Assignment are made by Tektronix to and for the benefit of both Lessor and Customer and (a) may be enforced by Customer and/or Lessor during the term of Customer's lease of the Hardware from Lessor and thereafter by Customer alone if Customer purchases the Hardware from Lessor, and (b) may be enforced thereafter by Lessor and/or any subsequent owner or lessee of the Hardware, provided, however, that nothing contained in this Assignment shall be deemed to expand, extend or otherwise modify any of such representations, warranties, covenants, agreements, obligations and indemnities. In no event shall Customer have any liability on account of a breach by Tektronix of any of such representations, warranties, covenants, agreements, obligations or indemnities.

Upon the execution of this Assignment by Customer and its acceptance by Lessor, Lessor shall be substituted for Customer as the party purchasing the Hardware encompassed by this Assignment and, likewise, be and become obligated to pay Tektronix for the Hardware. Notwithstanding the foregoing, in the event Customer improperly fails to accept any Hardware encompassed by this Assignment upon delivery thereof to Customer by or for Tektronix or Lessor, Lessor or Tektronix may terminate this assignment as to such Hardware upon giving ten days' prior notice thereof to, as appropriate, Tektronix or to Lessor and Customer. Following such termination, Customer shall assume and thereafter satisfy all obligations of Lessor under the identified purchase order(s) for such Hardware and Lessor shall be fully released from all obligations therefor.

This Assignment shall be binding upon and shall inure to the benefit of Tektronix, Customer and Lessor and their respective successors and assigns.

Dated: ____________, 19____.


                                        CUSTOMER:


                                        By


                                        Name


                                        Title

TEKTRONIX PURCHASE AGREEMENT

Supplement A
Product and Pricing Supplement




Customer:                               Supplement A No.
TD610401
Edward D. Jones & Co., L.P.
201 Progress Parkway                    TPA Effective Date:
Maryland Heights, MO 63043
                                        Supplement
Commencement Date:

Attn.: Richard Unnerstall

The following terms and conditions are part of the Tektronix Purchase Agreement ("TPA") identified above, by TPA Effective Date, between Tektronix, Inc. ("Tektronix") and the Customer identified above, namely Jones. Capitalized terms used in this Supplement A which are defined in the TPA (including other Supplements to the TPA) shall have the same meaning in this Supplement A as are described to those terms therein. Use of the term "Customer" in this Supplement A shall be as provided in the TPA.

1. ORDERING PERIOD. The period for ordering Products (including Original Products and Alternate Products for all purposes of this Supplement A) under this Supplement A ("Ordering Period") shall commence on the Supplement Commencement Date identified above. The Ordering Period for ordering Products enumerated under Section 3.2.3 and Section
3.2.4 of this Supplement A shall extend for five years from such Supplement Commencement Date. The Ordering Period for ordering Products enumerated under Section 3.2.1 and Section
3.2.2 of this Supplement A shall extend for three years from such Supplement Commencement Date; however, at least sixty
(60) days prior to the expiration of such Ordering Period or any successive Ordering Period for Products enumerated in said Section 3.2.1 and Section 3.2.2, such Ordering Period shall be extended for successive additional one-year Ordering Periods provided Customer, Affiliates and/or Lessors provide written notice to Tektronix of their intent to order, in the aggregate, at least five hundred (500) of such Products during the next succeeding additional one-year Ordering Period.

2. ORDER ENTRY POINT. All purchase orders for Products under this Supplement A shall be submitted to Tektronix, Inc., P. O. Box 1000, Mail Station 60-337, Wilsonville, OR 97070-1000, Phone Number: 1-800-547-8949, FAX Number: 1-503-
682-3772.

3.   PRODUCTS, PLANS, & PRICES; NON-RECURRING ENGINEERING
EXPENSES, AND DEPLOYMENT SCHEDULE.

3.1 The Products available from Tektronix under this Supplement A during the respective Ordering Periods
("Original Products") and the prices therefor are specified below in this Article 3. Accordingly, Tektronix agrees to, as applicable, sell or license to Customer, Affiliates and/or Lessors, subject to and on the terms and conditions contained in the TPA, including this Supplement A, at such prices, that number of Original Products as Customer, Affiliates and Lessors, respectively, order from Tektronix from time-to-time during the applicable Ordering Period.

     Tektronix may add Products to constitute Original
Products by providing notice thereof to Jones which describes the added Product(s) and sets forth the price at which Tektronix agrees to, as applicable, sell or license each such identified added Product to Customer, Affiliates and Lessors, respectively. Such added Products shall constitute Original Products on the day such notice thereof is given by Tektronix to Jones.

     Tektronix may also substitute one or more Original Products with one or more alternate Products ("Alternate Products") by providing notice thereof to Jones which describes the Original Product(s), the Alternate Products and the price at which Tektronix agrees to sell each such identified Alternate Product, during the applicable Ordering Period, pursuant to this Supplement A, provided, however:

        (A) The price of an Alternate Product may not exceed the lower of (i) the price of the corresponding
Original Product, and (ii) the standard price at which Tektronix is then selling the Alternate Product to other customer(s) of Tektronix.

        (B) The Alternate Product must be at least 100% functionally equivalent to the Original Product in order that the Alternate Product will (i) at least meet the technical specifications for the corresponding Original Product, and (ii) at least perform all of the functions of the corresponding Original Product, (it is contemplated that Alternate Products will be more powerful but offered at a lesser price).

        (C) At the time such notice is given, Tektronix must provide Jones on loan, free of charge with all freight charges prepaid, one of each Alternate Product for evaluation and testing purposes for a reasonable period of time. Subject to the foregoing, each such loaned Product shall be deemed to be, as applicable, sold or licensed by Tektronix to Jones for purposes of the TPA and rights regarding the Product during the entire period it is in the possession or under the control of Jones. No such evaluation or testing by or for Jones or any Affiliate shall diminish any representations and/or warranties given by Tektronix in respect of the Product or relieve Tektronix of any of its obligations on account of any of such
representations and/or warranties.   At the end of such
period for evaluation and testing, Jones shall either purchase from or return to Tektronix the loaned Alternate Product(s).





        (D) In the event Tektronix proposes to delete the analog Alvin Terminal Hardware Product enumerated in Section
3.2.1 or Section 3.2.2 of this Supplement A, and substitutes an Alternate Product employing digital technology, which Tektronix advises Jones does not satisfy the conditions of subsections (A) and (B) above, Tektronix and Jones agree that such proposed Alternate Product will be evaluated based on equivalent technology then currently available at a price mutually acceptable to Jones and to Tektronix. If Jones approves such proposed Alternate Product, Jones shall waive the provisions of subsections (A) and (B) above which otherwise would have applied to that Alternate Product.

        (E) Without the prior written consent of Jones, no Alternate Product shall constitute an Original Product, as a substitute for the corresponding Original Product until that day which is 121 days after the last to occur of (i) the date on which Jones receives the aforesaid notice in respect of the Alternate Product and corresponding Original Product, and (ii) the day on which Customer receives delivery of the Alternate Product for evaluation and testing purposes as provided above. Accordingly, Tektronix shall not, without the prior written consent of Customer, deliver any Alternate Product to Customer, in lieu of the corresponding Original Product which is ordered by Customer from Tektronix, at any time prior to expiration of such 121 day period. Accordingly, prior to the expiration of such period, Customer may cancel, in whole or in part, its order for the Original Product if it does not reasonably appear to Customer that the foregoing representations and warranties of Tektronix regarding the Alternate Product are correct or, in respect of such analog Alvin Terminal Hardware Product, if Jones does not approve the proposed digital Alternate Product.

3.2  PRODUCTS.

3.2.1   Alvin Terminal Hardware:

Description                                            Unit
Price

XP300V                                                      $ 2,279.00

The XP300V includes the following:
Logic Base: 12 MB Std SIMM Memory
(8 MB add' memory added to std. XP300V 4 MB memory) 2 MB
VRAM; XP300V Opt 25
(capable of driving 256 colors) @ 1280 x 1024
Flash Boot ROM
10-Base-T Ethernet
2 Serial Ports

Alvin Video Components:




Monitor:
17" Color
Capable of 256 colors @ 1280 x 1024
Dot pitch.28 or less
Vertical Refresh Rate 72Hz or more
MPRII Compliant
ISO Standard 9241-3 Compliant
Digital Screen Controls
DB 15HD VGA Connection
Tilt & Swivel Base
3-Button Mouse
SUN - Type 5 Keyboard; XP300V XPFSV

The XP300V, with the features specified above, is designated for ordering purposes as the X317CVJ.

3.2.2                         Other Alvin Hardware:

Description                                            Unit
Price

XP300V Logic Base Only                               $ 1,604.00

The XP300V Logic Base Only includes the following:
12 MB Std SIMM Memory (8 MB add'l memory added to std. 4 MB memory); Opt 25
2 MB VRAM (capable of driving 256 colors) @ 1280 x 1024
Flash Boot ROM
10-Base-T Ethernet
2 Serial Ports
3-Button Mouse
Sun-Type 5 keyboard; XPFSV

3.2.3                         Applications X-Terminal
Hardware:

Description                                            Unit Price

XP356 X-Terminal
(17", 1280 x 1024, Color)
at the base Unit Price                               $ 2,063.00

XP358 X-Terminal (19", 1280 x 1024, Color)
at the base Unit Price                               $ 2,640.00

The following options are offered for XP356 and the XP358 at the following prices:

Software Option Pack:                                  $ 384.00
VT340 Local Client Opt 3V
DecNet Functionality (includes Motif window manager); Opt 3N
3270 local client; Opt 3Pt
8 MB Memory: Opt 25

Sun-Type 5 Keyboard; XPFSV                              $ 75.00




Xpress XchangeXP1E3                                    $ 132.60
(See description in Attachment I to this Supplement A)

3.2.4                         Additional Options Available
for X-Terminal Hardware:

Description                                            Unit
Price

Display PostScript Option; Opt SN                           $ 100.00

4.   NON-RECURRING ENGINEERING EXPENSE.

4.1 Tektronix has expended non-recurring engineering expenses ("NRE") for the development of features of certain Products, the title to which is and remains with Tektronix, in order for such Products to meet Jones' specifications. Such Products, features and specifications are described on Attachment 2 hereto. Tektronix represents and warrants, and Jones acknowledges that, as of the effective date of this Supplement, such Products, including features, meet Jones' specifications as enumerated in Attachment 2 hereto. Tektronix and Jones acknowledge and agree that the total amount for which Jones shall be liable to Tektronix for and in respect of the NRE is $50,000, Jones agrees to pay such amount to Tektronix within five days after the XpressWare Software is delivered by Tektronix to Jones as provided in
Section 1 of Supplement B of the TPA.

4.2 As further consideration for the payment to be paid by Customer to Tektronix pursuant to Section 4.1 of this Supplement A, Tektronix shall give a credit of $25 per unit for the first 2,000 units of Products encompassed by this Supplement A which are ordered by Jones and shipped by Tektronix to Jones and also, if and as authorized by Jones, units of Products which are ordered by Affiliates and shipped by Tektronix to Affiliates. Such credit shall result in a reduction in the price for such units.
Tektronix shall maintain sufficient records of such adjustments to provide Jones with reconciliation detail if requested.

5. WARRANTY. The Hardware listed in Article 3 of this Supplement A and also all additional Original Products and all Alternate Products encompassed by this Supplement, together with all replacement Products therefor, which constitute Hardware, are warranted by Tektronix in accordance with the TPA, this Supplement B and in Attachment 3 to this Supplement B. In the event of a conflict between Attachment I and Attachment 3 to this Supplement A, Customer shall have the benefit of the broadest benefit then available. All Software is warranted in accordance with, and as provided in, Article 14 of Supplement B to the TPA.




6. DOCUMENTS INCLUDED. The following document is included as part of this Supplement A:
Attachment 1 - Description of Xpress Xchange
Attachment 2 - Specialized Products, Features and
Specifications
Attachment 3 - Hardware Warranty.



CUSTOMER                                TEKTRONIX, INC.


By:                                     By:
  Authorized Representative             Authorized
Representative


Name: Rich Malone                       Name: Gerald Perkel
        Type or Print                           Type or Print


Title: Principal                        Title: President,
Network Displays Division



Date: 2-28-95                           Date: 2-28-95




TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 1 to SUPPLEMENT A
DESCRIPTION OF Xpress Xchange


A. TERM. When ordered by Customer from Tektronix for the fee enumerated in Supplement A, Xpress Xchange provides the expedited exchange of defective modules of a Product in accordance with the further provisions of this Attachment for the three (3) year period beginning on the date the Product is shipped by Tektronix to Customer.

B.   Xpress Xchange SUMMARY.  Tektronix will ship from its
Factory Service Center, in Wilsonville, Oregon, for next-business-day delivery to Customer, a working module (i.e., monitor, logic box, keyboard, mouse, etc.) to replace a defective module. Xpress Xchange includes hardware diagnostics and verification of hardware failures via telephone and telephone assistance for installation of the exchange module. Xpress Xchange applies to a discrete identified serial numbered unit of X-Terminal Hardware and is good for any number of exchanges of that serial numbered item during the term of Xpress Xchange coverage. Software assistance is not included in Xpress Xchange.

C. TURNAROUND TIME. Tektronix will use its best efforts to tender an exchange module, with the serial number of Customer's existing module being replaced, to an overnight return carrier the same business day Customer calls the Tektronix Customer Support Center (1-800-547-8949) provided Tektronix receives the call before 12 noon, Pacific time, Monday through Friday, excluding Tektronix holidays; otherwise, such tender shall take place the next business day. In the event the exchange module is not tendered to such carrier within the time specified above, Tektronix will extend coverage hereunder in respect of the exchange module for an additional three (3) months at no additional charge for each business day such tender is delayed. This extension shall be the sole and exclusive remedy for Tektronix' failure to meet the represented turnaround time if such tender takes place within one business day after the time specified above.

D. SHIPPING CHARGES. Tektronix shall pay for the delivery of the exchange module to Customer via expedited, overnight shipment. Customer shall be responsible for packaging and shipping the defective module to a location designated by Tektronix, with shipping charges prepaid by Tektronix or shipping charges collect to Tektronix, provided Customer returns the defective module via the carrier designated by Tektronix and Customer uses the packaging which contained the exchange module.




E.   RISK OF LOSS.  As between Tektronix and Customer,
Customer shall bear risk of loss or damages to both modules while in transit from and to Tektronix.

F. MODIFICATION OF PRODUCTS. At the discretion of Tektronix and only with Customer's prior written approval, Tektronix may send modified exchange modules to improve performance or reliability. No additional charge will be made for this service. Modification or addition of non-Tektronix devices or accessories to Tektronix modules at Customer's request, if performed by Tektronix, will be invoiced at then current time and material rates for parts and service. In such instance, Tektronix shall not be obligated to meet stated turnaround time, but the turnaround time shall be as Tektronix and Customer mutually agree.

G. EXCHANGE MODULES. Tektronix may use new or rebuilt modules of equal or improved quality to replace exchange modules. An exchange module may be an alternate model which shall meet or exceed the specifications of the replaced module. However, in all events, all replacement modules shall contain all options and functions of the modules being replaced. All modules replaced by Tektronix and returned by Customer to Tektronix shall become the property of Tektronix.

H.   LIMITATIONS.

I.   Tektronix shall not be obligated hereunder to: (a)
Replace any module that has been damaged, abused, overused or misused, as reasonably determined by Tektronix, through no fault of Tektronix; (b) Replace any module that has received unauthorized modification, repair or service that impairs performance or impedes normal service through no fault of Tektronix; (c) Replace any module for cosmetic purposes only; (c) Provide any application software support or any service involving application Hardware; or (d)
Replace any accessories not provided by Tektronix.
II. Any replacement or support identified in H.1. above which is authorized in advance by Customer after notification thereby by Tektronix, and thereafter provided by Tektronix at Customer's request, will be invoiced at Tektronix' then current rates for parts and time and material service.

I. OBLIGATIONS OF CUSTOMER. Customer shall ensure that the site at which the X-Terminal Hardware is located by Customer meets the environmental specifications therefor contained in the user manual supplied by Tektronix to Customer with the X- Terminal Hardware to be exchanged. If a unit of Customer's Applications X-Terminal Hardware under Xpress Xchange fails due to operation at a site not meeting such specifications, Tektronix' obligations hereunder may be suspended until the site meets such specifications.




J. CUSTOMER PROCEDURES. Upon failure of any X-Terminal Hardware, Customer shall call the Tektronix Customer Support Center and identify itself as an Xpress Xchange Customer. All required information must be provided to Tektronix during the call. Customer must be in a location serviced by an air express service. Upon receipt of the exchange module, Customer must return the defective module within seven (7) calendar days to the location designated by Tektronix in the exchange module packaging. Failure to return the defective module to such location through no fault of Tektronix may result in Customer being billed the then current full list price of the exchange module or the price paid by Customer for the module being replaced, whichever is lower.

K. OBLIGATIONS OF TEKTRONIX. After Customer information is received under sub-part "J" above, the Tektronix Customer Support Center will immediately transfer the call to a qualified technician. The technician will determine if the problem is caused by a defective module and if the problem can be solved by module exchange. If the problem can be solved by module exchange, Tektronix will notify Customer and ship an exchange module in accordance with the foregoing.

TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 2 to SUPPLEMENT A
SPECIALIZED PRODUCTS, FEATURES AND SPECIFICATIONS


Tektronix XP350 Data Sheet, document 7/93 11W-7452

Tektronix TekXpress XP300V Analog Video X Terminal Data
Sheet, document 11W-7475 2/94

TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 3 to SUPPLEMENT A
HARDWARE WARRANTY

WARRANTY for all Hardware encompassed by Supplement A

Tektronix warrants that the Hardware will be (a) new (including all components thereof), and (b) be free from defects in materials and workmanship for a period of one (1) year from the date of shipment. If any such Hardware proves defective during this warranty period, Tektronix, at its option, either will (a) repair the defective Hardware, or
(b) provide new replacement Hardware (including all components thereof) in exchange for the defective Hardware, all without charge for parts and labor. The foregoing warranty regarding defects also shall apply to the repaired and replaced Hardware, and the period of such warranty shall be (y) the portion of such one (1) year remaining on the day the Hardware is shipped by Customer to Tektronix, plus (z) the period of time from such day to and including the day on which Customer receives the repaired or replaced Hardware back from Tektronix. If the replacement Hardware is not the same as the replaced Hardware, it must be functionally equivalent to the replaced and otherwise acceptable to Customer.

In order to obtain service under this warranty, Customer must notify Tektronix, orally or in writing, of the existence of the defect before the expiration of the warranty period and make suitable arrangements with Tektronix for the performance of service. Customer shall be responsible for packaging and shipping the Hardware to the service center reasonably designated by Tektronix which is located within the continental United States, with shipping charges prepaid. Tektronix shall return the repaired defective Hardware or provide the replacement Hardware to Customer as promptly as reasonably possible after Tektronix receives the Hardware from Customer and, in all events, Tektronix will tender the repaired or replaced Hardware to a common carrier no later than ten business days after the day on which Tektronix receives the Hardware from Customer. For Hardware not covered by Xpress Xchange, Tektronix shall pay for the return of the Hardware to Customer using the same mode of transportation that Customer used for shipping the Hardware to Tektronix if shipment is to a location within the continental United States, and Customer shall be responsible for paying all shipping charges, duties, taxes, and any other charges for Hardware returned by Tektronix to any location outside the continental United States.
Hardware covered by Xpress Xchange will be returned to Customer in accordance with provisions of Attachment 1 to Supplement A.

This warranty shall not apply to any defect, failure or damage caused by improper use or improper or inadequate maintenance and care. Tektronix shall not be obligated to furnish service under this warranty (a) to repair damage resulting from attempts by personnel other than Tektronix representatives or designees to repair or service the Hardware, (b) to repair damage resulting from improper use or connection to incompatible equipment, or (c) to service a Hardware that has been modified or integrated with other products with which the Hardware customarily is not used when the effect of the modification or integration significantly increases the time or difficulty of servicing the Hardware.

EXCEPT AS OTHERWISE PROVIDED IN THIS SUPPLEMENT A (INCLUDING THIS ATTACHMENT THERETO) OR IN THE TPA (ABSENT THIS SUPPLEMENT A), INCLUDING (AS AN EXCEPTION) THE WARRANTIES THEREIN SET FORTH, (1) THE ABOVE WARRANTIES ARE GIVEN BY TEKTRONIX WITH RESPECT TO THE HARDWARE ENCOMPASSED BY SUPPLEMENT A IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR




IMPLIED, (2) TEKTRONIX AND ITS VENDORS DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (3) TEKTRONIX' RESPONSIBILITY TO REPAIR OR REPLACE DEFECTIVE HARDWARE IS THE SOLE AND EXCLUSIVE REMEDY PROVIDED TO THE CUSTOMER FOR BREACH OF THIS WARRANTY, AND (4) TEKTRONIX AND ITS VENDORS WILL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN RESPECT OF SUCH HARDWARE, IRRESPECTIVE OF WHETHER TEKTRONIX OR THE VENDOR HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.




TEKTRONIX PURCHASE AGREEMENT

Supplement B
Software License & Distribution Supplement


Customer:                               Supplement B to
Agreement
TD6104
Edward D. Jones & Co., L.P.
201 Progress Parkway                    TPA Effective Date:
Maryland Heights, MO 63043
                                        Supplement
Commencement Date:

Attn.: Richard Unnerstall

The following terms and conditions are part of the Tektronix Purchase Agreement ("TPA") identified above, by TPA Effective Date, between Tektronix, Inc. ("Tektronix") and the Customer identified above, namely Jones. Capitalized terms used in this Supplement B which are defined in the TPA (including other Supplements to the TPA) shall have the same meaning in this Supplement B as are ascribed to those terms therein the TPA.

1.  DELIVERY OF XPRESSWARE SOFTWARE OBJECT CODE.

1.1 Within ten days after the TPA Effective Date, Tektronix shall deliver to Jones one master copy of the most current commercial release of XpressWare version 7.0 for the Intel x86 processor, in object code form only, including, without limitation, the local analog video window ("Local Analog Video Window") and the motif local window manager (collectively, "XpressWare Software"). Such master copy shall be on CD-ROM media or such other media as Jones and Tektronix shall mutually agree. The XpressWare Software is described in more detail in Attachment 1 to this Supplement B.

1.2 The cost of such master copy and of all additional master copies which Jones and Affiliates may order from Tektronix is $500 per master copy media, and Tektronix may render an invoice for the master copy media on or after the day on which Tektronix ships the master copy media to, as applicable, Jones or the Affiliate which orders the master copy media.

1.3 Jones acknowledges that Tektronix has previously delivered an evaluation copy of XpressWare Software and related documentation and materials to Jones. Execution of this Supplement B by Jones constitutes Jones' acceptance of XpressWare Software. However, such acceptance shall not constitute a waiver of any warranty in respect thereof or of any of Tektronix' other obligations under the TPA or this




Supplement B, and Jones' rights and Tektronix' obligations under Attachment 3 to this Supplement B in respect of XpressWare Software shall begin on the TPA Effective Date.

2.   DELIVERY OF CERTAIN SOURCE CODE.

2.1  Within five business days after the later to occur of
(a) the TPA Effective Date, and (b) delivery of the Confidential Information Agreement (as defined in Section
2.2 below) by Jones to Tektronix, Tektronix shall deliver to Jones the source code for the Local Analog Video Window portion of the XpressWare Software along with all related source code tools (collectively, "Licensed Video Source Code"; as used herein, the term "Licenses Video Source Code also includes all updates to the Licensed Video Source Code which may be provided by Tektronix to Jones).

2.2 Tektronix considers the Licensed Video Source Code to be confidential and proprietary, and will only release it to Jones upon the execution by Jones, and delivery by Jones to Tektronix, of an agreement ("Confidential Information
Agreement") in the form of Attachment 2 to this Supplement B.

2.3 In the event Jones desires to allow any Third Party or any Affiliate to have access to the Licensed Video Source Code, Jones shall have such Third Party and Affiliate, as the case may be, execute a separate Confidential Information Agreement substantively equivalent to Attachment 2 to this Supplement B, but modified in all proper respects to reflect the relationship between Jones and, as applicable, the Third Party or Affiliate. Jones shall have the right to allow, as applicable, the Third Party or the Affiliate to have access to the Licensed Video Source Code, but only to utilize it for Jones and/or Affiliate(s) as Jones determines, after such Confidential Information Agreement is executed by, as applicable, the Third Party or the Affiliate, and is provided to Tektronix.

3. USE OF SOFTWARE. Tektronix represents, and Customer acknowledges, that the XpressWare Software contains a variety of programs which may be used in conjunction with Hardware supplied by Tektronix (such as, without limitation, the XP356 X-Terminal and the XP358 X-Terminal, both of which Customer may order pursuant to Supplement A to the TPA). Tektronix further represents, and Customer further acknowledges, that the Software contained in certain items of Hardware may contain software locks which do not allow the particular item of Hardware to utilize certain functions of the XpressWare Software. Accordingly, before any particular items of Hardware are delivered to Customer, Tektronix agrees to disable all software locks relating to functions and/or programs which Customer has ordered. For example, each XP356 X-Terminal and each XP358 X-Terminal delivered pursuant to Supplement A to the TPA shall be delivered with the appropriate software locks disabled in order that Customer fully can utilize the Software enumerated in Supplement A to the TPA (such as, without limitation, the DecNet functionality software) with each such X-Terminal. Tektronix further agrees that it shall not enable any software locks after the delivery of any Product.

4.   LICENSE GRANT.

4.1 Tektronix hereby grants to Jones, to all Affiliates and to all Third Parties (as defined below) a fully paid-up royalty free right and license perpetually to use, merge, copy, modify, and distribute (a) Software, excluding all source code other than source code which is to be provided under Section 2 of this Supplement B, but including, without limitation, Software which may contain any Derivative Work (as defined below), and (b) documentation related to such Software including, without limitation, installation and other manuals, in all instances in the United States and Canada subject at all times to the terms and conditions of this Supplement B.

4.2 For all purposes, the term "Third Parties" means those entities (a) the identity of which shall be designated in writing by Jones to Tektronix from time-to-time, which have a contractual agreement with Jones to develop, manufacture, assemble, test and/or sell Systems (as hereinafter defined), and matters incidental thereto, to and for Jones, and/or (b) which provide maintenance or other services for any hardware and/or software of or used by Customer or any other Third Party. Each Third Party shall continue to qualify as, and constitute, a Third Party during the entire period, and only during the period, the Third Party is, as applicable, (y) authorized by Jones to develop, manufacture, assemble, test and/or sell Systems for and to Jones, and/or (z) engaged to provide such maintenance services.

4.3 For all purposes, the term "System" means a file server system which is intended to interface, via the computer network of Jones and/or Affiliates, with some or all of the other computer hardware and/or software of Jones and/or Affiliates located at the business headquarters and/or branch offices of Jones and Affiliates, respectively, and other locations as, as applicable, Jones and Affiliates require from time-to-time, and shall also include all such file server systems which are (a) developed, manufactured, assembled, tested and/or sold by any Third Party to or for Jones, or (b) developed, manufactured, assembled and/or tested by Jones for itself.

4.4 To the extent not encompassed by Section 4.1 above, Jones may sell and otherwise distribute Systems to Affiliates, and Affiliates may sell and otherwise distribute
Systems to other Affiliates and to Jones.




5.   DERIVATIVE WORKS.

5.1 To the extent not encompassed by Section 4.1 above, Tektronix hereby grants to Jones, to all Affiliates and to all Third Parties a fully paid up royalty free, perpetual, nonexclusive, nontransferable license in the United States and Canada:

     a.to copy and use the Licensed Video Source Code in order to create derivative works ("Derivative Works") (the object code of Derivative Works being hereafter referred to as "Host Video Object Code"); and

     b.to use, reproduce and distribute copies of the Host Video Object Code in connection with the use, reproduction and distribution of Derivative Works internally, to Affiliates and to Third Parties, all of whom shall be permitted also to use and reproduce such copies, however Jones may not license Derivative Works to parties other than Affiliates or Third Parties without the prior written consent of Tektronix, which shall not unreasonably be withheld. Tektronix shall impose no fee as a condition for granting such consent.

5.2 As between Tektronix, on the one part, and Jones, Affiliates and Third Parties, on the other part, all Derivative Works (including, without limitation, all intellectual property rights thereto) shall be owned exclusively by Jones and Affiliates, as applicable.

6.   COPYRIGHT NOTICES.  If Customer copies Software or
Licensed Video Source Code, all copies thereof distributed under this Supplement B shall contain any copyright notice and any proprietary legend embedded electronically therein as delivered by Tektronix to Jones.

7. SECURITY MEASURES AND DEVICES. Customer may not disable any security measures unless the protected function was ordered by Customer and Tektronix did not, as required, disable the security measures prior to delivery of the Software to Customer.

8. MODIFICATION OF DOCUMENTATION. Customer may modify documentation as desired to conform to Customer standards and may reproduce the documentation as reasonably necessary to support the authorized distribution of the Software provided that each copy made by Customer includes a reproduction of any copyright notice of Tektronix appearing in or on the documentation as received from Tektronix by Jones.

9. LICENSE AND EXPORT RESTRICTIONS. Customer may not license or distribute the Software for use outside the United States or Canada when (a) export or re-export, directly or indirectly, is restricted by United States law or regulation, and (b) export is to a country where software of the type licensed by Customer with respect to this Supplement B is not protected by copyright or written license agreement.

10.  RESTRICTED DISCLOSURE; PROTECTION.

10.1 Customer shall take appropriate action to ensure that any person permitted access to the Software does not disclose or duplicate it in contravention of this Supplement B.

10.2 Before recycling or discarding any media containing the Software, Customer shall use reasonable efforts to erase or otherwise destroy the Software contained therein.

10.3 Neither Customer nor any Affiliate may reverse compile or disassemble the Software for any purpose.

11. CORRECT AND USABLE SOURCE CODES. Tektronix represents and warrants that the Licensed Video Source Code delivered to Customer under this Agreement and/or under any maintenance agreement, in each instance shall be (a) the actual source code for the version of the Software that Customer is then using, (b) written exclusively in the "C" programming language, and (c) well documented and written in such a way that a computer programmer of reasonable skill readily can understand it. Without limiting the generality of the foregoing, Tektronix further represents and warrants that the Licensed Video Source Code contains all of the source code necessary for a reasonably skilled computer programmer to develop a host-based version of the Tektronix Local Analog Video Window. Subject to the foregoing, THE LICENSED VIDEO SOURCE CODE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. TEKTRONIX DISCLAIMS SPECIFICALLY THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. THIRD PARTY LICENSES. Except as expressly agreed otherwise, third parties from whom Tektronix may have obtained or hereafter may obtain a licensing right do not warrant the Software of such third parties, do not assume any liability with respect to its use, and do not undertake to furnish any support or information relating thereto. The foregoing shall not, however, diminish any obligations of Tektronix in respect of such Software.

13.  SOFTWARE MAINTENANCE & CONSULTATION.

13.1 SOFTWARE MAINTENANCE:  Subject to renewal pursuant to
Section 13.4 below, for a period of one (1) year commencing on the TPA Effective Date, Tektronix shall provide Jones and Affiliates with maintenance services for the XpressWare Software ("Software Maintenance"), which shall be independent of Tektronix' obligations under Section 13.2 below. The annual charge for Software Maintenance is $50,000. On or after the TPA Effective Date, Tektronix shall render Jones an invoice in such amount for Software Maintenance during such period. Software Maintenance shall include, without limitation, (a) timely providing bug-fix services in respect of the XpressWare Software (including, without limitation, the repair of bugs discovered by Jones and/or an Affiliate and which Jones and Tektronix mutually agreed adversely affect Jones.) (collectively, "Bug Fix Services"), and (b) on or before the commercial release by Tektronix of each version of XpressWare Software subsequent to version 7.0, provide Jones with one master copy, on CD-ROM media or such other media as Jones and Tektronix shall mutually agree, of the commercial version of the release in object code form, for purposes of evaluating the version, together with all related documentation and other materials. Jones shall have a period of sixty (60) days after Jones' receipt of each such version to evaluate such new version and either (y) accept such version by written notice thereof to Tektronix, or (z) reject the version by written notice thereof to Tektronix and by returning the master copy on which the version was delivered to Jones, if any, to Tektronix together with all related documentation and other materials, if any, which Jones received from Tektronix related to such version. Tektronix shall not be obligated to provide Software Maintenance consulting on any Software other than that delivered by Tektronix to Customer. Further with respect to the foregoing:

13.1.1 If Jones accepts the version, (a) promptly after such acceptance, Tektronix shall provide Jones with the source code for the updated Local Analog Video Window if any accepted version includes an update to the Local Analog Video Window, (b) such acceptance shall not constitute a waiver of any warranty in respect thereof or of any of Tektronix' other obligations under the TPA or this Supplement B, and (c) Jones' rights and Tektronix' obligations under Attachment 3 to this Supplement B in respect of the version shall extend from the day on which Jones receives the version from Tektronix to that day which is ninety (90) days after the day on which Jones accepts the version in the manner set forth above.

13.1.2 If Jones accepts the version, Jones and Affiliates may order additional master copies of the accepted version and of all previously accepted versions at a cost of $500 per master copy, and Tektronix may render an invoice for each such master copy on or after the day on which it is delivered by Tektronix to, as applicable, Jones or the Affiliate which orders the master copy.

13.1.3 If Jones rejects the version, (a) Jones shall delete the version, together with any and all copies thereof made by Jones, from all of Jones' computer systems, (b) thereafter, during any period when Jones is covered by




Software Maintenance, Tektronix still shall be required to provide Jones with each subsequent version of XpressWare Software for evaluation purposes in accordance with the foregoing, together with (i) one commercial version of all versions previously rejected by Jones which are required in order for Jones properly to evaluate and use the subsequent version and (ii) all documentation and other materials related to each such version, and (c) the foregoing rights and obligations of Tektronix and Jones, respectively, regarding or resulting from, as applicable, acceptance and rejection by Jones shall apply, as a whole, to and in respect of the subsequently supplied version and all of such previously rejected versions.

13.2 HELP-DESK CONSULTATION: Subject to renewal pursuant to Section 13.4 below, for a period of one (1) year commencing on the TPA Effective Date, Tektronix shall provide Jones and Affiliates with software help-desk consultation services for XpressWare Software and subsequent versions of XpressWare approved for use by Jones ("Help-Desk Consultation"), which shall be independent of Tektronix' obligations under Section 13.1 above. The annual charge for Help-Desk Consultation is $3,000. On or after the TPA Effective Date, Tektronix shall render Jones an invoice in such amount for Help-Desk Consultation during such period. Tektronix' obligations with respect to Help-Desk Consultations shall include the following:

13.2.1 Tektronix shall maintain a sufficient number of "800 number" telephone lines, staffed with a sufficient number of persons with appropriate expertise, in order for Jones and Affiliates readily to obtain consulting services from Tektronix' software engineers on issues related to the XpressWare Software.

13.3 Help-Desk Consultation in respect of each version of XpressWare Software shall terminate five (5) years after the day on which Tektronix commercially releases a subsequent version of XpressWare Software. Bug Fix Services in respect of each version of XpressWare Software shall terminate one
(1) year after the day on which Tektronix commercially releases a subsequent version of XpressWare Software.

13.4 During the final ninety (90) days of the first and each subsequent annual period during which, as applicable, Tektronix is to provide Software Maintenance (in accordance with Section 13.1 hereto) and/or Help-Desk Consultation (in accordance with Section 13.2), Tektronix shall give Jones written notice of the pending expiration of the applicable service, and Jones may renew either or both of such services at the same rates for an additional one (1) year period by issuing one or more purchase orders therefor to Tektronix within thirty (30) days after the day on which Jones receives such notice. Each such purchase order shall identify the services then being ordered by Jones.




Tektronix shall (a) be required to accept each such order, and (b) render Jones an invoice in such amount for the ordered services on or after the first day of the annual renewal period.

14. WARRANTY. The Software identified or referenced in Supplement A or this Supplement B, together with all replacements therefor, are warranted in accordance with the TPA and in Attachment 3 to this Supplement B, respectively.
In addition, the XpressWare 7.0 is warranted to conform to the description and specifications thereof in Attachment 1 to this Supplement B.

15. DOCUMENTS INCLUDED. The following documents are included as part of this Supplement.
     Attachment 1 - Description of XpressWare Software
     Attachment 2 - Confidential Information Agreement
     Attachment 3 - Software Warranty



CUSTOMER                                TEKTRONIX, INC.


By:                                     By:
  Authorized Representative             Authorized
Representative


Name: Rich Malone                       Name: Gerald Perkel
        Type or Print                           Type or Print


Title: Principal                        Title: President,
Network Displays Division



Date: 2-28-95                           Date: 2-28-95


TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 1 to SUPPLEMENT B
DESCRIPTION OF XPRESSWARE SOFTWARE

Tektronix XpressWare X Terminal Software Data Sheet, document 11/94 LIT#11W7462
Tektronix  XpressWare X Terminal Software Multimedia Release
V7.0, document 11W-7504 8/94
Tektronix Reference manual, TekXpress Family of X Terminals, document 070-8418-07, JUL. 1994


TEKTRONIX PURCHASE AGREEMENT





ATTACHMENT 2 to SUPPLEMENT B
CONFIDENTIAL INFORMATION AGREEMENT


Customer:     Edward D. Jones & Co., L.P.
              201 Progress Parkway
              Maryland Heights, MO  63043

Subject:      Source code for the Local Analog Video Window
portion of the XpressWare Software along with all related source code tools (collectively, "Licensed Video Source
Code")

Purpose of Disclosure
by Tektronix, Inc.
("Tektronix"):To Facilitate Customer's development of
Derivative Works (as such term is defined in Supplement B to the Tektronix Purchase Agreement between Tektronix and
Customer dated ______________, 1995 ("TPA"))

Effective Date:
              ____________________, 199___


1.  Customer hereafter is to acquire the Licensed Video
Source Code, which Tektronix considers to be confidential and proprietary. Tektronix desires to share the Licensed
Video Source Code solely for the purpose stated above.

2. Subject to the further provisions of this agreement, in consideration of the opportunity to receive the Licensed Video Source Code, Jones agrees not to use the Licensed Video Source Code except in support of the stated purpose. Unless otherwise agreed to in writing, Customer further agrees not to disclose the Licensed Video Source Code to any third party. Subject to the further provisions of this agreement, Customer agrees to protect the Licensed Video Source Code with at least the same degree of care as it normally exercises to protect its own confidential information of like character and importance, but in no event less than reasonable care in accordance with generally accepted standard in the software industry. Notwithstanding the foregoing, Jones may disclose the Licensed Video Source Code to a Third Party (as such term is defined in said Supplement B) following the execution by the Third Party of a Confidential Information Agreement substantially equivalent to this agreement, but modified in all proper respects to reflect the relationship between Customer and the Third Party.

3. The restrictions and obligations imposed by this agreement shall not apply to the Licensed Video Source Code, or any component thereof, that:




     A.                                 Is lawfully or
otherwise properly known by Customer at the time of disclosure by Tektronix to Customer;

     B.                                 Is or becomes,
through no fault of Customer, generally available to the general public;

     C.                                 Is independently
developed by Customer, a Third Party or an Affiliate (as such term is defined in the TPA) without use of the Licensed
Video Source Code;

     D.                                 Is lawfully or
otherwise properly received by Customer from a third party who does not have an obligation of confidentiality to Tektronix;

     F.                                 Is disclosed by
Customer with the written approval of Tektronix; or
     G.                                 Is disclosed by
Tektronix to a third party free of restriction.

Notwithstanding the foregoing, (i) in the case of events described in (B), (C), (D), (E) and (F) above, the restrictions and obligations imposed by this agreement shall apply and be effective until occurrence of the described event, but shall cease to apply and be effective from and after the occurrence of the event, and (ii) notwithstanding the foregoing, in all events all restrictions and obligations imposed by this agreement shall end ten (10) years from the effective date of this agreement set forth above.

4. The Licensed Video Source Code shall remain the property of Tektronix and shall, together with all copies thereof, be returned by Jones to Tektronix if Jones commits a material breach of this agreement, following demand therefor given by Tektronix to Jones.

5. Anything contained in this agreement to the contrary notwithstanding, Tektronix acknowledges that no Derivative Work will be considered Licensed Video Source Code or any component thereof. Tektronix further acknowledges that all Derivatives Works (including, without limitation, all intellectual property rights thereto) shall be owned exclusively by Jones and Affiliates, as applicable, and Tektronix shall have no ownership right or interest therein.

6. Neither the execution and delivery of this agreement nor the disclosure of the Licensed Video Source Code by Tektronix to Customer shall be construed as granting by implication, estoppel or otherwise, any right in or license under any present or future invention, trade secret, trademark, copyright, or patent now or hereafter owned or controlled by Tektronix.

7. This agreement shall be governed by the laws of the State of Oregon.

8. This agreement (together with said Supplement) contains the entire understanding relative to the protection of the Licensed Video Source Code covered by this agreement and supersedes all prior and collateral communications, reports and understandings, if any, between Tektronix and Customer regarding the Licensed Video Source Code.


                                        CUSTOMER:

                                        EDWARD D. JONES &
CO., L.P.


                                        By:
                                        Authorized
Representative

                                        Name:
                                        Type or Print

                                        Title:
                                        Type or Print

                                        Date:


TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 3 to SUPPLEMENT B
SOFTWARE WARRANTY


WARRANTY for Software

Tektronix warrants that the Software including, without limitation, enhancements and updates, will conform to the published specifications and/or other documentation provided by Tektronix to Customer when the Software properly is used in an appropriate operating environment, for a period of three (3) months. The warranty period begins on the date of shipment, except that if the Software is installed by Tektronix, the warranty period begins on the date of installation or one month after the date of shipment, whichever is earlier. A new warranty period begins on the date of delivery of any new versions, releases, enhancements, updates and/or modifications to any Software. If this Software does not conform as warranted, Tektronix will provide a conforming replacement in exchange for the defective Software. Tektronix does not warrant that the functions contained in the Software will meet Customer's requirements or that operation of the programs will be uninterrupted or otherwise error-free.

In order to obtain service under this warranty, Customer must notify Tektronix, orally or in writing, of the existence of the defect before the expiration of the warranty period. If Tektronix is unable, within a reasonable time after receipt of such notice, to provide remedial services (which may including, without limitation, a conforming replacement), Customer may terminate the license for the Software and return the Software and all associated materials shipped with the Software for, as determined by Customer, an immediate full credit or refund.

This warranty shall not apply to any Software that has been modified or altered by Customer if the modification or alteration adversely affects performance of the Software, and if such is the case, this warranty shall apply following removal of the modification or alteration.


EXCEPT AS OTHERWISE PROVIDED IN THIS SUPPLEMENT B (INCLUDING THIS ATTACHMENT THERETO) OR IN THE TPA (ABSENT THIS SUPPLEMENT B), INCLUDING (AS AN EXCEPTION) THE WARRANTIES THEREIN SET FORTH, (1) THIS WARRANTY IS GIVEN BY TEKTRONIX WITH RESPECT TO SOFTWARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, (2) TEKTRONIX AND ITS VENDORS DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (3) TEKTRONIX AND ITS VENDORS WILL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IRRESPECTIVE OF WHETHER TEKTRONIX OR THE VENDOR HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.




TEKTRONIX PURCHASE AGREEMENT

Supplement C
Software Development Supplement


Customer:                                    Supplement C to
Agreement TD6104
    Edward D. Jones & Co., L.P.
    201 Progress Parkway                     TPA Effective
Date:
    Maryland Heights, MO  63043
                                             Supplement
Commencement Date:
    Attn.:  Richard Unnerstall

The following terms and conditions are part of the Tektronix Purchase Agreement ("TPA") identified above, by TPA Effective Date, between Tektronix, Inc. ("Tektronix") and the Customer named above, namely Jones. Capitalized terms used in this Supplement C which are defined in the TPA (including other Supplements to the TPA) shall have the same meaning in this Supplement C as are ascribed to those terms therein.

   ENGINEERING CONSULTATION SERVICES.  Upon Jones' request,
Tektronix will provide Jones, Affiliates and Third Parties with engineering consultation to assist in the development of Host Video Object Code using the Licensed Video Source
Code. The price of such consultation shall be $100 per hour, pro-rated for any fraction thereof, for the first 20 hours or fraction thereof. For additional hours, the price of such consultation shall be $195 per hour, pro-rated for any fraction thereof. Prior to Tektronix providing such initial engineering consultation, Jones shall issue a purchase order to Tektronix for no less than 20 hours of consultation time. Tektronix shall render an invoice for such services no more frequently than monthly and, to be effective, the invoice must be accompanied by an itemization, by identified day, of the number of hours expended on the day and the services performed on the day.

   CONFIDENTIAL INFORMATION AGREEMENT. Tektronix acknowledges that the information and documents which are provided to Tektronix in anticipation of, and/or in connection with, the performance by Tektronix of such services is, and is considered by, as applicable, Jones and/or Affiliates, to be confidential and proprietary, and that such information and documents only would be released to Tektronix if Tektronix executes and delivers to, as applicable, Jones and/or Affiliates, an agreement
("Confidential Information Agreement") in the form of Attachment 1 to this Supplement C, but, if applicable, modified in all respects properly to include reference to Affiliate(s). Tektronix agrees to execute and deliver the




Confidential Information Agreement to Jones when requested for the stated purpose.




   DOCUMENTS INCLUDED. The following document is included as part of this Supplement.
      Attachment 1 - Confidential Information Agreement



CUSTOMER                                TEKTRONIX, INC.


By:                                     By:
  Authorized Representative             Authorized
Representative


Name: Rich Malone                       Name: Gerald Perkel
        Type or Print                           Type or Print


Title: Principal                        Title: President,
                                        Network Displays
Division



Date: 2-28-95                           Date: 2-28-95


TEKTRONIX PURCHASE AGREEMENT

ATTACHMENT 1 TO SUPPLEMENT C
CONFIDENTIAL INFORMATION AGREEMENT

Customer:     Edward D. Jones & Co., L.P.
              201 Progress Parkway
              Maryland Heights, MO  63043

Subject:      Derivative Work (as such term is defined in
Supplement B to the Tektronix Purchase Agreement between
Tektronix and Customer dated ______________, 1995 ("TPA")

Purpose of Disclosure by Tektronix, Inc.("Tektronix"):
              To enable Tektronix to provide engineering consulting services to Customer in connection with Customer's development of Derivative Works utilizing the Licensed Video Source Code (as such term is defined in Supplement B to the TPA)

Effective Date:
              ____________________, 199___

     1. Tektronix may have, or hereafter may acquire, certain documents and/or information of and/or regarding
Customer that is considered by Customer to be confidential and proprietary (collectively, "Confidential Information").
Customer desires (a) to share Confidential Information with




Tektronix solely for the purpose stated above, and/or (b)
Third Parties (as such term is defined in Supplement B to the TPA) to share Confidential Information with Tektronix solely for the purpose stated above.

     2. Subject to the further provisions hereof, Tektronix agrees not to use, or to allow to be used, any Confidential Information except in support of the purpose stated above. Unless otherwise agreed to in writing by Customer, Tektronix agrees not to disclose any Confidential Information to any third party, and if such agreement is given, disclosure only shall be permitted as therein provided. Subject to the further provisions of this agreement, Tektronix agrees to protect the Confidential Information with at least the same degree of care as it normally exercises to protect its own confidential and proprietary information of like character and importance, but in no event less than that degree of care exercised by a prudent businessman. In no event may Tektronix directly or indirectly use, or allow to be used, any Confidential Information in order to further the business pursuits of Tektronix other than solely to be paid the compensation provided for in Supplement C to the TPA (to which this Confidential Information Agreement is attached as Attachment 1 thereto).

     3. To be considered Confidential Information hereunder, the information must be (a) disclosed in written or other tangible form and conspicuously marked as "confidential" and/or "proprietary", or (b) disclosed orally or visually, identified as "confidential" and/or "proprietary" in anticipation of, or at the time of, disclosure and summarized and submitted to Tektronix in writing by or for, and/or in respect of, Customer within fourteen (14) days of the date of disclosure. In addition, unless encompassed by another agreement between Tektronix and Customer, the information encompassed by this agreement must have been received by Tektronix in anticipation of the execution of the TPA and/or this agreement or within thirty six (36) months after the Effective Date identified above.

     4. The obligations imposed hereby shall not apply to any information that:

        A.Legally, legitimately and independently is known by Tektronix at the time of disclosure unless encompassed by another confidentiality agreement;

        B.Is or becomes, through no fault of Tektronix or someone acting for it on its behalf, available to the general public;

        C.Is independently developed by Tektronix without direct or indirect use of any of the Confidential
Information;




        D.Legally and legitimately is received by Tektronix from a third party (other than a Third Party) who or which does not have an obligation of confidentiality to Customer unless disclosed to Tektronix from the third party in confidence; or

        E.Is disclosed by Tektronix free of restriction with the prior written approval of Customer (and then only to the limited extent so approved); or

        In each of the foregoing events, information which is Confidential Information only shall cease to constitute
Confidential Information after the happening of the event, without any other Confidential Information being affected thereby, and the obligations and restrictions set forth in this agreement fully shall apply and be effective before occurrence of the event.

     5. All Confidential Information provided to Tektronix shall remain the property of Customer and shall be returned by Tektronix if this agreement is breached, together with all copies, or at such other time as Customer requests.

     6. Neither the execution and delivery of this agreement nor the disclosure of any Confidential Information hereunder shall be construed as granting by implication, estoppel or otherwise, any right in or license under any present or future invention, trade secret, trademark, copyright, or patent now or hereafter owned or controlled Customer.

     7. Tektronix acknowledges that neither Customer nor any Third Party is obligated by this agreement to furnish any Confidential Information to Tektronix.

     8. Without limiting the generality of Section 7 above, the opportunity to receive Confidential Information under this agreement may be terminated at any time. Such termination shall not affect any obligation imposed by this agreement with respect to Confidential Information received prior to such termination.

     9. This agreement shall be governed by the laws of the State of Missouri.

    10. This agreement contains the entire understanding relative to the protection of the Confidential Information covered by this agreement, in furtherance of said
Supplement C, and supersedes all prior and collateral communications, reports and understandings, if any, between the parties regarding the subject matter hereof.

                                        TEKTRONIX:
                                        TEKTRONIX, INC.





                                        By:
                                        Authorized
Representative

                                        Name:
                                        Type or Print

                                        Title:
                                        Type or Print

     Date: